Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Monday, January 24, 2005		Director of Investor Relations
408 317-3712

	PR CONTACT:	Shernaz Daver
408 317-3723

Netflix Announces Q4 Results

2.6 million Subscribers, Churn of 4.4%,

Revenue of $144 million, GAAP Net Income of $4.8 million

Los Gatos, Calif. – January 24, 2005 – Netflix (Nasdaq: NFLX) today reported results for the fourth quarter and year ended December 31, 2004.

For the fourth quarter:

•	Revenue increased 77 percent year over year to $143.9 million

•	GAAP net income was $4.8 million representing a 112 percent year over year increase. Net income in the U.S. was $7.8 million. The U.K. net loss was $3.0 million.

•	Free cash flow was $5.4 million and GAAP net cash provided by operating activities was $32.5 million

“2004 was a spectacular year for Netflix. We delivered strong revenue and earnings. We grew to more than 2.6 million subscribers, and we achieved our lowest churn ever in the fourth quarter, despite intense competition,” said Reed Hastings, co-founder and CEO of Netflix. ”We do online DVD rental better than anyone on the planet, and we continue to enhance our service everyday with innovative features like Friends and Profiles.”

“In 2005, you can expect us to maintain rapid subscriber growth and our category leadership position,” Hastings said.

Fourth Quarter and Fiscal Year 2004 Financial Highlights

Revenue for the fourth quarter was a record $143.9 million, representing 77 percent year over year growth from $81.2 million, and 2 percent quarter over quarter growth from $141.6 million. Revenue growth slowed sequentially as a result of the November 1, 2004 price reduction. Revenue for fiscal 2004 was $506.2 million, up 86 percent from $272.2 million for fiscal 2003.

GAAP net income for the fourth quarter was $4.8 million, or $0.08 per diluted share, compared to GAAP net income of $2.3 million, or $0.04 per diluted share, for the fourth quarter of 2003 and GAAP net income of $18.9 million, or $0.29 per diluted share, for the third quarter of 2004. GAAP net income included net income of $7.8 million in the U.S. and a net loss of $3.0 million for the U.K.

GAAP net income for fiscal 2004 was $20.8 million, or $0.32 per diluted share, compared to GAAP net income of $6.5 million, or $0.10 per diluted share, for fiscal 2003. GAAP net income included net income of $25.4 million in the U.S. and a net loss of $4.6 million for the U.K.

Non-GAAP net income was $9.2 million, or $0.14 per diluted share, for the fourth quarter of 2004 compared to non-GAAP net income of $6.1 million, or $0.09 per diluted share for the fourth quarter of 2003 and non-GAAP net income of $22.6 million, or $0.35 per diluted share, for the third quarter of 2004. Non-GAAP net income included non-GAAP net income of $12.2 million in the U.S. and a non-GAAP net loss of $3.0 million for the U.K.

Non-GAAP net income was $37.4 million, or $0.58 per diluted share, for fiscal 2004 compared to non-GAAP net income of $17.2 million, or $0.27 per diluted share for fiscal 2003. Non-GAAP net income included non-GAAP net income of $42.0 million in the U.S. and a non-GAAP net loss of $4.6 million for the U.K. Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense.

Free cash flow1 for the fourth quarter 2004 was $5.4 million, compared to $9.2 million in the fourth quarter of 2003 and was $14.1 million for the third quarter of 2004. Free cash flow for fiscal 2004 was $34.8 million or 6.9 percent of revenue, up 30 percent from $26.8 million in fiscal 2003.

Cash provided by operating activities for the fourth quarter of 2004 was $32.5 million, compared to $31.4 million for the fourth quarter of 2003 and $49.3 million for the third quarter of 2004. Cash provided by operating activities for fiscal 2004 was $147.6 million, compared to $89.8 million for fiscal 2003.

Subscribers. Netflix ended the fourth quarter 2004 with approximately 2,610,000 total subscribers, representing 76 percent year over year growth from 1,487,000 total subscribers at the end of the fourth quarter of 2003. During the quarter Netflix acquired 783,000 gross subscriber additions, representing 76 percent year over year growth from 444,000 gross subscriber additions acquired in the fourth quarter of 2003 and 33 percent quarter over quarter growth from 590,000 gross subscriber additions acquired in the third quarter of 2004.

Of the 2,610,000 total subscribers at quarter end, 95 percent or 2,486,000 were paid subscribers. The other 5 percent, or 124,000, were free subscribers. Paid subscribers represented 95 percent of total subscribers at the end of the fourth quarter of 2003 and 96 percent of total subscribers at the end of the third quarter of 2004.

Household penetration in the San Francisco Bay Area rose to 9.0 percent of households at the end of the fourth quarter of 2004, up from 5.9 percent at the end of the fourth quarter of 2003 and up from 8.1 percent at the end of the third quarter of 2004. Household penetration in the rest of the country reached 2.3 percent at the end of the fourth quarter of 2004, up from 1.3 percent at the end of the fourth quarter of 2003 and up from 1.9 percent at the end of the third quarter of 2004.

SAC for U.S. operations for the fourth quarter was $35.61 per gross subscriber addition compared to $32.89 for the same period of 2003 and $36.97 for the third quarter of 2004. SAC for U.S. operations for fiscal 2004 was $35.66 per gross subscriber addition compared to $31.79 for fiscal 2003.

Churn2 for the fourth quarter of 2004 reached a record low of 4.4 percent, compared to 4.8 percent for the fourth quarter of 2003 and 5.6 percent for the third quarter of 2004. Churn

[1]	Free cash flow is defined as cash provided by operating activities less cash provided by (used in) investing activities after excluding purchases and sales of short-term investments.
[2]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Gross margin for the fourth quarter was 45.5 percent compared to 45.2 percent for the fourth quarter of 2003 and 49.5 percent for the third quarter of 2004.

Business Outlook

The Company’s performance expectations for the first quarter of 2005 and the full year of 2005 are as follows:

First Quarter 2005

•	Ending subscribers of 2.85 million to 3.05 million

•	Revenue of $149 million to $154 million

•	GAAP net loss of $16 million to $19 million

Full Year 2005

•	Ending subscribers of 3.85 million to 4.15 million

•	Revenue of $700 million to $730 million

•	GAAP net loss of $5 million to $15 million

Float and Trading Plans

The Company estimates the public float at approximately 45,543,522 shares as of December 31, 2004, up 1 percent from 45,059,814 shares as of September 30, 2004, based on registered shares held in street name with the Depository Trust and Clearing Corporation. No outstanding shares are subject to a lock-up agreement of any kind. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following the conclusion of the webcast, a replay of the call will be available via Netflix’s website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from approximately 5:00 p.m. Pacific Time on January 24, 2005 through January 31, 2005. To listen to a replay, call (719) 457-0820, access code 622676. The Company also plans to include discussion of its business outlook in the conference call.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than two million subscribers access to over 30,000 DVD titles. For $17.99 a month, Netflix subscribers rent as many DVDs as they want, and keep them as long as they want, with three movies out at a time. There are no due dates, no late fees and no shipping fees. DVDs are delivered for free by first-class mail from regional shipping centers located throughout the United States. Netflix can reach more than 85 percent of its subscribers with generally one business-day delivery. The company provides subscribers extensive information about DVD movies, including critic reviews, member reviews, online trailers, ratings, and personalized movie recommendations. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue and GAAP net income for the first quarter and full year of 2005. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: impacts arising out of competition, our ability to manage our growth, in particular managing our subscriber acquisition cost as well as the mix between revenue sharing titles and titles not subject to revenue sharing that are delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; changes in pricing and availability for advertising space; fluctuations in consumer usage of our service, customer spending on DVD players, DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the SEC on February 27, 2004. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2003	September 30, 2004	December 31, 2004	December 31, 2003	December 31, 2004
Revenues:
Subscription	$80,780	$140,414	$140,664	$270,410	$500,611
Sales	405	1,230	3,229	1,833	5,617

Total revenues	81,185	141,644	143,893	272,243	506,228
Cost of revenues:
Subscription	44,334	71,130	76,223	147,736	273,401
Sales	130	471	2,219	624	3,057

Total cost of revenues	44,464	71,601	78,442	148,360	276,458

Gross profit	36,721	70,043	65,451	123,883	229,770
Operating expenses:
Fulfillment	9,348	15,013	16,433	31,274	56,609
Technology and development	4,840	6,325	5,890	17,884	22,906
Marketing	14,602	22,525	29,089	49,949	98,784
General and administrative	2,566	4,122	5,749	9,585	16,287
Stock-based compensation	3,832	3,660	4,358	10,719	16,587

Total operating expenses	35,188	51,645	61,519	119,411	211,173

Operating income	1,533	18,398	3,932	4,472	18,597
Other income (expense):
Interest and other income	782	579	1,118	2,457	2,592
Interest and other expense	(44)	(52)	(57)	(417)	(170)

Net income before income taxes	2,271	18,925	4,993	6,512	21,019
Provision for income taxes	—	—	181	—	181

Net income	$2,271	$18,925	$4,812	$6,512	$20,838

Net income per share:
Basic	$.05	$.36	$.09	$.14	$.40

Diluted	$.04	$.29	$.08	$.10	$.32

Weighted average common shares outstanding:
Basic	50,154	52,211	52,553	47,786	51,988

Diluted	64,282	64,449	63,702	62,884	64,713

Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Non-GAAP net income reconciliation:
Net income	$2,271	$18,925	$4,812	$6,512	$20,838
Add back:				—	—
Stock-based compensation	3,832	3,660	4,358	10,719	16,587

Non-GAAP net income	$6,103	$22,585	$9,170	$17,231	$37,425

Non-GAAP net income per share:
Basic	$.12	$.43	$.17	$.36	$.72

Diluted	$.09	$.35	$.14	$.27	$.58

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2003	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$89,894	$174,461
Short-term investments	45,297	—
Prepaid expenses	2,231	2,741
Prepaid revenue sharing expenses	905	4,695
Other current assets	619	4,692

Total current assets	138,946	186,589
DVD library, net	22,238	42,158
Intangible assets, net	2,948	961
Property and equipment, net	9,772	18,728
Deposits	1,272	1,600
Other assets	836	1,000

Total assets	$176,012	$251,036

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,654	$49,775
Accrued expenses	11,625	13,131
Deferred revenue	18,324	31,936
Current portion of capital lease obligations	416	68

Total current liabilities	63,019	94,910
Deferred rent	241	600
Capital lease obligations, less current portion	44	—

Total liabilities	63,304	95,510

Stockholders’ equity:
Common stock, $0.001 par value; 80,000,000 and 160,000,000 shares authorized at December 31, 2003 and December 31, 2004, respectively; 50,849,370 and 52,732,025 issued and outstanding at December 31, 2003 and December 31, 2004, respectively	51	53
Additional paid-in capital	270,836	292,843
Deferred stock-based compensation	(5,482)	(4,693)
Accumulated other comprehensive income (loss)	596	(222)
Accumulated deficit	(153,293)	(132,455)

Total stockholders’ equity	112,708	155,526

Total liabilities and stockholders’ equity	$176,012	$251,036

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Year Ended
	December 31, 2003	September 30, 2004	December 31, 2004	December 31, 2003	December 31, 2004
Cash flows from operating activities:
Net income	$2,271	$18,925	$4,812	$6,512	$20,838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	1,129	1,569	1,727	4,720	5,871
Amortization of DVD library	14,790	20,450	20,628	43,125	80,346
Amortization of intangible assets	756	453	454	3,146	1,987
Stock-based compensation expense	3,832	3,660	4,358	10,719	16,587
Stock option income tax benefits	—	—	176	—	176
Loss on disposal of property and equipment	—	—	135	—	135
Loss on disposal of short-term investments	—	—	—	—	274
Gain on disposal of DVDs	(275)	(941)	(1,180)	(1,604)	(2,912)
Noncash interest expense	19	11	11	103	44
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(560)	(3,478)	(3,373)	(290)	(8,373)
Accounts payable	4,195	5,116	2,107	12,304	17,121
Accrued expenses	671	1,988	(2,709)	2,523	1,506
Deferred revenue	4,553	1,407	5,278	8,581	13,612
Deferred rent	(22)	108	113	(47)	359

Net cash provided by operating activities	31,359	49,268	32,537	89,792	147,571

Cash flows from investing activities:
Purchases of short-term investments	(582)	—	—	(1,679)	(586)
Proceeds from sale of short-term investments	—	—	—	—	45,013
Purchases of property and equipment	(4,315)	(4,165)	(6,941)	(8,872)	(14,962)
Acquisitions of DVD library	(18,717)	(31,986)	(23,332)	(55,620)	(102,971)
Proceeds from sale of DVDs	405	1,230	3,229	1,833	5,617
Deposits and other assets	423	(206)	(99)	(339)	(492)

Net cash used in investing activities	(22,786)	(35,127)	(27,143)	(64,677)	(68,381)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,266	373	1,538	6,299	6,035
Principal payments on notes payable and capital lease obligations	(115)	(100)	(107)	(1,334)	(436)

Net cash provided by financing activities	2,151	273	1,431	4,965	5,599

Effect of exchange rate changes on cash and cash equivalents	—	(44)	(178)	—	(222)
Net increase in cash and cash equivalents	10,724	14,370	6,647	30,080	84,567
Cash and cash equivalents, beginning of period	79,170	153,444	167,814	59,814	89,894

Cash and cash equivalents, end of period	$89,894	$167,814	$174,461	$89,894	$174,461

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$31,359	$49,268	$32,537	$89,792	$147,571
Purchases of property and equipment	(4,315)	(4,165)	(6,941)	(8,872)	(14,962)
Acquisitions of DVD library	(18,717)	(31,986)	(23,332)	(55,620)	(102,971)
Proceeds from sale of DVDs	405	1,230	3,229	1,833	5,617
Deposits and other assets	423	(206)	(99)	(339)	(492)

Non-GAAP free cash flow	$9,155	$14,141	$5,394	$26,794	$34,763

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages and subscriber acquisition cost)

	As of / Three Months Ended			As of / Year Ended
	December 31, 2003	September 30, 2004	December 31, 2004	December 31, 2003	December 31, 2004
Subscriber information:
Subscribers: beginning of period	1,291	2,093	2,229	857	1,487
Gross subscriber additions: during period	444	590	783	1,571	2,716
Gross subscriber additions year-to-year change	41.0%	54.0%	76.4%	37.8%	72.9%
Gross subscriber additions quarter-to-quarter sequential change	15.9%	1.2%	32.7%
Less subscriber cancellations : during period	(248)	(454)	(402)	(941)	(1,593)
Subscribers: end of period	1,487	2,229	2,610	1,487	2,610
Subscribers year-to-year change	73.5%	72.7%	75.5%	73.5%	75.5%
Subscribers quarter-to-quarter sequential change	15.2%	6.5%	17.1%
Free subscribers: end of period	71	94	124	71	124
Free subscribers as percentage of ending subscribers	4.8%	4.2%	4.8%	4.8%	4.8%
Paid subscribers: end of period	1,416	2,135	2,486	1,416	2,486
Paid subscribers year-to-year change	77.9%	71.9%	75.6%	77.9%	75.6%
Paid subscribers quarter-to-quarter sequential change	14.0%	5.5%	16.4%
Churn	4.8%	5.6%	4.4%
Subscriber acquisition cost - Consolidated	$32.89	$38.18	$37.15	$31.79	$36.37
Subscriber acquisition cost - U.S.	$32.89	$36.97	$35.61	$31.79	$35.66

Margins:
Gross margin	45.2%	49.5%	45.5%	45.5%	45.4%
Operating margin	1.9%	13.0%	2.7%	1.6%	3.7%
Net margin	2.8%	13.4%	3.3%	2.4%	4.1%

Expenses as percentage of revenues:
Fulfillment	11.5%	10.6%	11.4%	11.5%	11.2%
Technology and development	6.0%	4.5%	4.1%	6.6%	4.5%
Marketing	18.0%	15.9%	20.2%	18.3%	19.5%
General and administrative	3.2%	2.9%	4.0%	3.5%	3.2%

Operating expenses before stock-based compensation	38.6%	33.9%	39.7%	39.9%	38.4%
Stock-based compensation	4.7%	2.6%	3.0%	3.9%	3.3%

Total operating expenses	43.3%	36.5%	42.7%	43.8%	41.7%

Year-to-year change:
Total revenues	79.7%	96.2%	77.2%	78.2%	85.9%
Fulfillment	71.6%	80.4%	75.8%	61.5%	81.0%
Technology and development	22.2%	33.5%	21.7%	22.3%	28.1%
Marketing	39.2%	84.9%	99.2%	39.6%	97.8%
General and administrative	33.6%	53.9%	124.0%	42.3%	69.9%
Operating expenses before stock-based compensation	43.7%	71.9%	82.3%	42.1%	79.0%
Stock-based compensation	41.0%	31.8%	13.7%	21.4%	54.7%
Total operating expenses	43.4%	68.2%	74.8%	39.9%	76.8%